Exhibit 99.1

                     BILL OF SALE, ASSIGNMENT, ACCEPTANCE
                         AND ASSUMPTION AGREEMENT

This BILL OF SALE, ASSIGNMENT, ACCEPTANCE AND ASSUMPTION AGREEMENT, made, executed and entered into as of December 29, 2006, by and among Technology Funding Partners III Liquidating Trust (the "Assignor" or the "Trust") and Technology Funding Ltd., (the "Assignee") or its nominees, including but not limited to Technology Funding Group, LLC and/or Dakota Equities, LLC.

                              R E C I T A L S

WHEREAS, the Liquidating Trust Agreement requires the Trustee, in its sole discretion, to liquidate the assets of the Trust as promptly as possible consistent with obtaining fair value for such assets; and

WHEREAS, the Trustee is hereby authorized to cause the Trust to sell or distribute assets to the Trustee or associated entity but only in accordance with Section 3.6 of the Liquidating Trust Agreement; and

WHEREAS, pursuant to Section 3.6, the Trustee accepted a bona fide third-party bid on October 26, 2006, from Industry Ventures Acquisition Fund II (Aperture), L.P. ("IVAF") and Industry Ventures Fund IV, L.P. ("IVF") for the acquisition and transfer of most of the Trust's remaining portfolio securities, excluding holdings in the following companies and venture capital limited partnerships:
   CareCentric Solutions, Inc.
   Dakota Arms, Inc.
   Dakota Holdings, LLC
   Impres Medical, Inc.
   Triangle Biomedical Sciences, Inc.
   Batterson, Johnson and Wang Limited Partnership
   Columbine Venture Fund II, L.P.
   Delphi Ventures, L.P.
   Medical Science Partners, L.P.
   O, W&W Pacrim Investments Limited
   Trinity Ventures IV, L.P.; and

WHEREAS, pursuant to Section 3.6, in the event that no bona fide offers are received after sixty (60) days of a thorough and diligent marketing effort commencing with the decision to liquidate the Partnership's assets, the Trustee or an associated entity may purchase the assets at a price no less than the current Fair Value; and

WHEREAS, an independent third-party investment bank, Burnham Securities Inc., did conduct such a thorough and diligent marketing effort and has been unable to identify any buyers for the remaining assets.

WHEREAS, pursuant to Section 3.6, the Managing General Partners have periodically updated and revised the Fair Value of each holding in order to reflect new events, changing market conditions, more experience with investee companies or additional information, any of which may require the revision of previous estimate, and the Fair Values of the assets listed above at March 31, 2006, June 30, 2006, and December 29, 2006, is attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the foregoing premises and for the following purchase prices:
   CareCentric Solutions, Inc. - $1
   Dakota Arms, Inc. - $100
   Dakota Holdings, LLC - $100
   Impres Medical, Inc. - $100
   Triangle Biomedical Sciences, Inc. - $1
   Batterson, Johnson and Wang Limited Partnership - $10
   Columbine Venture Fund II, L.P. - $10
   Delphi Ventures, L.P. - $10
   Medical Science Partners, L.P. - $10
   O, W&W Pacrim Investments Limited- $10
   Trinity Ventures IV, L.P. - $10
and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

ASSIGNMENT. The Assignor does hereby convey, assign, transfer, sell and deliver unto the Assignee and its successors and assigns, forever, all of the Assignor's right, title and interest in, to and under all of the assets of the Assignor, including without limitation any accounts receivable, limited partnership interest, beneficial interest, rights in litigation, security interests, contract rights or agreements, rights to payment or distributions or similar rights that the Assignor may possess in same (together, the "Transferred Assets").

ACCEPTANCE AND ASSUMPTION. The Assignee accepts the foregoing conveyance, assignment, transfer and delivery of the Transferred Assets and agrees to assume all liabilities and obligations relating to the Transferred Assets (the "Assumed Obligations").

TO HAVE AND TO HOLD the Transferred Assets and the Assumed Obligations unto the Assignee, its successors and assigns, FOREVER.

The Assignor hereby constitutes and appoints the Assignee and its successors and assigns as its true and lawful attorneys-in-fact in connection with the transactions contemplated by this instrument, with full power of substitution, in the name and stead of the Assignor but on behalf of and for the benefit of the Assignee and its successors and assigns, to demand and receive any and all of the assets, properties, rights and business hereby conveyed, assigned, and transferred or intended so to be, and to give receipt and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute, in the name of the Assignor or otherwise, for the benefit of the Assignee or its successors and assigns, proceedings at law, in equity, or otherwise, which the Assignee or its successors or assigns reasonably deem proper in order to collect or reduce to possession or endorse any portion of the Transferred Assets and to do all acts and things in relation to the assets which the Assignee or its successors or assigns reasonably deem desirable.

The instrument shall be binding upon and shall inure to the benefit of the respective successors and assigns of the Assignor and the Assignee.

This instrument shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to conflict of law.

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale, Assignment, Acceptance and Assumption Agreement under seal on the date first above written.


                                      ASSIGNOR

                                     Technology Funding Partners III
                                     Liquidating Trust
                                     By: Technology Funding, Inc. as Trustee

                                     By: /s/ Charles R. Kokesh, President


                                     ASSIGNEE

                                     Technology Funding Ltd.,

                                     By: /s/ Charles R. Kokesh, General Partner